Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

FIRST-QUARTER RESULTS

Pennsauken, NJ – April 27, 2022 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen weeks ended April 2, 2022.

RCM Technologies reported revenue of $82.0 million for the thirteen weeks ended April 2, 2022 (the current period), an 84.0% increase compared to $44.5 million for the thirteen weeks ended April 3, 2021 (the comparable prior-year period). Gross profit was $23.4 million for the current period, a 115.8% increase compared to $10.9 million for the comparable prior-year period.  The Company experienced GAAP operating income of $9.0 million for the current period compared to $1.4 million for the comparable prior-year period.  The Company experienced GAAP net income of $6.5 million, or $0.62 per diluted share, for the current period compared to $1.0 million, or $0.08 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA of $9.3 million for the current period compared to $1.8 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “RCM’s first-quarter results demonstrated a good start to 2022. We continue to build on the strong foundation established and drive execution across our business units. We generated record profitability for the second-straight quarter, with adjusted EBITDA of $9.3 million, growing sequentially by 74% and 440% year-over-year. I want to thank the team for a job well done and their continued commitment to propelling RCM to the next level.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “While growing revenue by over $17 million sequentially, we still generated approximately $2.5 million in cash flow from operations. We continue to benefit from the inherent leverage within our business model, and we expect to see strong cash flow generation throughout the balance of fiscal 2022.”

Conference Call

On Thursday, April 28, 2022, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:00 a.m. Eastern Time. The dial-in number is (866) 403-9129.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	April 2, 2022	April 3, 2021
Revenue	$81,961	$44,549
Cost of services	58,541	33,699
Gross profit	23,420	10,850
Selling, general and administrative	14,147	9,129
Depreciation and amortization of property and equipment	238	266
Amortization of acquired intangible assets	-	80
Operating income	9,035	1,375
Other expense, net	52	12
Income before income taxes	8,983	1,363
Income tax expense	2,463	356
Net income	$6,520	$1,007

Diluted net earnings per share data	$0.62	$0.08

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	April 2, 2022	January 1, 2022
	(Unaudited)
Cash and cash equivalents	$859	$235
Accounts receivable, net	$58,757	$48,240
Total current assets	$63,069	$51,971
Total assets	$84,210	$72,852
Total current liabilities	$35,654	$29,857
Borrowings under line of credit	$15,287	$14,151
Net debt (line of credit less cash)	$14,428	$13,916
Total liabilities	$54,008	$46,883
Stockholders’ equity	$30,202	$25,969

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  EBITDA and Adjusted EBITDA should not be considered an alternative to net income as an indicator of performance.  In addition, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate EBITDA and Adjusted EBITDA for the thirteen weeks ended April 2, 2022, and April 3, 2021.

	Thirteen Weeks Ended
	April 2, 2022	April 3, 2021
GAAP net income	$6,520	$1,007
Income tax expense	2,463	356
Interest expense, net	97	121
Change in fair value of contingent consideration	-	26
Depreciation of property and equipment	238	266
Amortization of acquired intangible assets	-	80
EBITDA (non-GAAP)	$9,318	$1,856

Adjustments
Gain on foreign currency transactions	(45)	(135)
Adjusted EBITDA (non-GAAP)	$9,273	$1,781

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended April 2, 2022
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$19,898	$52,184	$9,879	$81,961
Cost of services	14,664	37,183	6,694	58,541
Gross profit	$5,234	$15,001	$3,185	$23,420
Gross profit margin	26.3%	28.7%	32.2%	28.6%

	Thirteen Weeks Ended April 3, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$14,466	$21,137	$8,946	$44,549
Cost of services	11,260	16,099	6,340	33,699
Gross profit	$3,206	$5,038	$2,606	$10,850
Gross profit margin	22.2%	23.8%	29.1%	24.4%

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	April 2, 2022	April 3, 2021
Net income	$6,520	$1,007
Adjustments to reconcile net income to cash provided by operating activities	63	1,177
Changes in operating assets and liabilities:
Accounts receivable	(10,214)	(9,125)
Prepaid expenses and other current assets	91	498
Net of transit accounts receivable and payable	521	(1,802)
Accounts payable and accrued expenses	(974)	47
Accrued payroll and related costs	5,440	17
Right of use liabilities	117	(511)
Income taxes payable	1,824	(85)
Deferred revenue	(922)	(335)
Deposits	2	-
Total adjustments	(4,052)	(10,119)
Net cash provided by (used in) operating activities	2,468	(9,112)

Net cash used in investing activities	(217)	(47)
Net cash (used in) provided by financing activities	(1,612)	9,215
Effect of exchange rate changes	(15)	(112)
Increase (decrease) in cash and cash equivalents	$624	($56)